SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2005

LIFECELL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State Or Other Jurisdiction Of Incorporation)	01-19890 (Commission File Number)	76-0172936 (IRS Employer Identification No.)

One Millenium Way
Branchburg, New Jersey	08876
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (908) 947-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 17, 2005, LifeCell Corporation (“LifeCell”) issued a press release regarding, among other things, preliminary revenues for the quarter ended September 30, 2005. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this report under Item 2.02 is being furnished pursuant to Item 2.02 of Form 8-K, insofar as it discloses preliminary historical information regarding LifeCell’s expected revenues for the quarter ended September 30, 2005. In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K under Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.06	Material Impairments

On September 30, 2005, LifeCell placed tissue inventory from Biomedical Tissue Services on hold when internal quality processes raised questions about certain donor documentation. Additionally, LifeCell commenced a voluntary recall of all product produced from tissue received from the same tissue recovery organization.

On October 14, 2005, LifeCell concluded that it is unlikely that it will resolve the donor documentation issues and accordingly it will not distribute any of the inventory currently on hold or recovered as part of the recall. The value of the inventory, including the estimated amount to be recovered through the recall, is approximately $1.4 million, or approximately 10% of LifeCell’s inventory balance at September 30, 2005. As a result, the Audit Committee of LifeCell’s Board of Directors, based on the recommendation of its management, concluded that LifeCell will record a charge to operating income of approximately $1.4 million in the third quarter ended September 30, 2005 to write-off the full value of such inventory. The write-off of the inventory is not expected to result in future cash expenditures. The Audit Committee and management discussed the write-off with LifeCell’s independent registered public accountants.

On October 17, 2005, LifeCell issued a press release reporting the write-off. A copy of the press release is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Forward Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as LifeCell’s preliminary revenues for the quarter ended September 30, 2005 and the charge to operating income resulting from the inventory write-off described above. Forward-looking statements typically are identified by use of terms such as “may,”“will,”“should,”“plan,”“expect,”“anticipate,”“estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent LifeCell management’s judgment regarding future events. Although LifeCell believes that the expectations reflected in such forward-looking statements are reasonable, LifeCell can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K regarding LifeCell’s preliminary financial position, financial guidance, business strategy, products, products under development and clinical trials, markets, budgets, plans, regulatory matters or objectives for future operations are forward-looking statements. LifeCell cannot guarantee the accuracy of the forward-looking statements, and you should be aware that LifeCell’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in LifeCell’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1 - Press release, dated October 17, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECELL CORPORATION

By:	/s/ Steven T. Sobieski
Steven T. Sobieski
Chief Financial Officer

Date: October 20, 2005